Exhibit 99.1

Contact:  Nadine Padilla

VP, Corporate & Investor Relations

858-805-2820

npadilla@biosite.com

Nicole Beckstrand

Manager, Public Relations

858-805-2803

nbeckstrand@biosite.com

April 24, 2006

BIOSITE® INCORPORATED ANNOUNCES RESULTS FOR

THE FIRST QUARTER OF 2006

SAN DIEGO – Biosite® Incorporated (Nasdaq:BSTE) today reported financial results for the first quarter of 2006. The Company also provided updates on several research and development projects and announced that its board of directors has authorized a new stock repurchase of up to $50 million of common stock.

Key Financial Results

•      Revenues for the first quarter of 2006 totaled $79.3 million, a 10 percent increase from $71.8 million in the comparable period of 2005. The Company benefited from diversified product sales growth among its BNP, and other cardiovascular and drug screening product lines. International sales also increased 19 percent over the first quarter of 2005.

•      GAAP diluted earnings per share were $0.68, and Non-GAAP diluted earnings per share were $0.92. By comparison, in the first quarter of 2005 the Company’s diluted earnings per share were $0.76. The Company noted that its first quarter earnings in 2006 were favorably affected by the resolution of certain tax contingencies following the recent completion of an IRS audit of certain prior years amounting to $0.05 per diluted share.

Non-GAAP results in the first quarter of 2006 exclude the impact of FAS 123R, Share-Based Payment, which relates to the expensing of non-cash stock-based compensation, such as stock options. The Company adopted FAS 123R as of January 1, 2006 on a modified

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prospective basis. See the tables included at the end of this release for a reconciliation of Non-GAAP financial results to GAAP financial results. See also “About Non-GAAP Financial Measures” below.

•      GAAP operating income for the first quarter of 2006 was $18.5 million. On a Non-GAAP basis, operating income in the first quarter was $24.6 million. In the comparable period of 2005, operating income was $22.1 million.

•      Biosite also announced that in the quarter it completed the repurchase of approximately 576,000 shares of its outstanding common stock for $30 million. After taking into account the cash used to complete those repurchases, Biosite’s cash and marketable securities totaled $131.2 million at March 31, 2006, compared with $132.4 million at December 31, 2005. In the first quarter of 2006, cash flow from operations was $31.0 million.

In addition, Biosite announced its board of directors has approved a program for the repurchase of up to an additional $50 million of Biosite common stock over the next 12 months. The timing of repurchases and the exact number of shares of common stock to be purchased will depend upon prevailing market conditions, the Company’s balances of cash resources and other factors. Repurchases under this program will be made using the Company’s own cash resources and may be made in the open market, in privately negotiated transactions, or through the use of derivative securities and similar arrangements.

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Following are financial highlights pertaining to revenues and cash flow for the quarters ended March 31, 2006 and 2005:

($ in 000’s)

	Three months ended
	3/31/06	3/31/05	Change
Triage® BNP Test sales	$52,564	$49,771	6%
Other cardiovascular products	12,106	8,062	50%
Other products	13,487	12,663	7%
Total product sales	78,157	70,496	11%
Total revenues	79,332	71,846	10%

Cash flow from operations	$30,996	$31,642	(2)%
Cash used for stock repurchases	30,000	—

	3/31/06	12/31/05	Change
Cash and marketable securities balance	$131,165	$132,412	(1)%

“The year has started on a solid note, with growth in all of our major product lines and strong gross margins and operating margins,” said Kim Blickenstaff, Biosite’s chairman and chief executive officer. “In the first quarter, we continued to successfully defend our BNP franchise and realized growth resulting from a combination of increases in utilization and new account adoptions. In the high-volume segment of the market we experienced strong sales and placement growth with our Triage BNP Test for the Beckman Coulter Immunoassay Systems.”

Financial Guidance Update

Commenting on expectations for 2006, Biosite management reiterated its previous 2006 total revenue target of approximately $318.0 million. The Company raised its Non-GAAP diluted earnings per share target from $3.12 to approximately $3.34, and its GAAP diluted earnings per share target increased from $2.14 to approximately $2.30.

See the Biosite Incorporated Guidance Data table included at the end of this release for additional details regarding the Company’s financial guidance data, a reconciliation of Non-GAAP financial guidance to GAAP financial guidance and a description of certain factors that could affect the Company’s actual financial results. See also “About Non-GAAP Financial Measures” below.

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In addition to providing financial results, the Company offered the following research, regulatory and litigation updates:

Research and Development Update

•      Biosite continued to advance development of a panel for sepsis in the first quarter of 2006. The Company has identified several promising markers that could be used on its panel in order to potentially improve performance and continues internal research to define the composition of a final version of the panel. Biosite has targeted the second half of 2006 for the initiation of prospective clinical studies for regulatory filings.

•      As previously reported, in the first quarter of 2006, Biosite entered into an agreement with Eli Lilly & Co to develop a Protein-C test that will be used in connection with a clinical trial employing a tailored therapy strategy for Lilly’s severe sepsis drug, Xigris® (drotrecogin alfa [activated]). The clinical trial is expected to begin in the fourth quarter of 2006.

Regulatory Update

•      During the first quarter Biosite engaged in conversations with the U.S. Food and Drug Administration (FDA) regarding its anticipated submission of additional information related to the Company’s ongoing Premarket Approval (PMA) application for the Triage® Stroke Panel, which remains on hold pending submission of additional information. The Company is continuing to analyze the additional clinical data that it collected subsequent to its initial PMA filing and is compiling other information responsive to questions from the FDA. The Triage Stroke Panel was launched in several European countries during the third quarter of 2005.

•      Reporting on progress of the 510(k) Premarket Notification submission for its myeloperoxidase (MPO) assays, Biosite reported that it has received initial comments from the FDA and is working with the agency to submit responsive information during the second quarter of 2006. Biosite is targeting mid-2006 for U.S. and European launches of the Triage MPO Test and a second generation Triage Cardio Profiler® Panel that will include MPO, a biomarker of inflammation in the vascular system.

•      In the first quarter of 2006, the Company filed a 510(k) Premarket Notification for a new Triage TOX Drug Screen Panel that includes methadone. The enhanced Triage TOX Drug Screen Panel will enable an emergency department physician to test for the presence of 10 commonly overdosed or abused drugs in approximately 15 minutes.

Litigation Update

•      The Company’s ongoing patent litigation with Roche Diagnostics and several of its affiliated entities, both in the United States District Courts of the Southern District of California and the Southern District of Indiana, remain subject to a previously announced stay through the end of April 2006. If the parties are unable to reach a mutually acceptable resolution, it is

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likely that the litigation in both courts will resume. As of March 2006, one of the two patents that Roche is asserting against Biosite, U.S. Patent 4,816,224, has expired.

About Biosite® Incorporated

Biosite Incorporated is a leading bio-medical company commercializing proteomics discoveries for the advancement of medical diagnosis. The Company’s products contribute to improvements in medical care by aiding physicians in the diagnosis of critical diseases and health conditions. Biosite’s Triage® rapid diagnostics are used in more than 50 percent of U.S. hospitals and in more than 60 international markets. Information on Biosite can be found at www.biosite.com.

Investor Conference Call

Biosite will host an investor conference call to discuss financial results and research and development progress. The call will take place today, April 24, 2006, at 1:30 p.m. PDT. A live webcast of the call can be accessed via the Internet at www.biosite.com. The phone number for U.S. and international callers is (617) 614-4076. The conference call code for the live call is 91493864. The call will be archived on the Biosite website for at least 21 days. The phone replay number is (888) 286-8010. International callers, please dial (617) 801-6888. Please reference the conference call code 34509395.

About Non-GAAP Financial Measures

This press release contains financial results and guidance that excludes the effects of FAS 123R, Share-Based Payment, which relates to stock-based compensation, is not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that this non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses this non-GAAP measure when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP measure should not be viewed in isolation to or as a substitute for the Company’s financial results or guidance in accordance with GAAP. Assumptions regarding the valuation of stock-based compensation and the timing of events, such as the issuance of new stock-based compensation awards and the realization of tax benefits, may differ from actual results. For more information, please see the guidance table included at the end of this release.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Examples of forward-looking statements are financial targets and growth objectives and also include but are not limited to statements that are preceded by, followed by, or that include the words “will”; “believes”; “should”; “intend”; “anticipates”; “plans”; “expects”; “estimates”; or similar statements. Forward-looking statements in this press release include statements regarding the Company’s expected financial performance for the 2006 fiscal year, such as anticipated revenues and earnings per share; the Company’s plans to submit additional information to the FDA concerning the Triage Stroke Panel and MPO tests and panels; the Company’s ability to launch new products when expected; the Company’s ability to define panels of biomarkers for sepsis and to commence clinical trials for a potential sepsis panel in 2006; and the Company’s ability to complete development of

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a diagnostic test for renal injury. There are also other forward-looking statements in this release regarding the pending stay of litigation between Biosite and Roche Diagnostics. The discussions between Biosite and Roche may not lead to a settlement of either pending case and any such settlement, if reached, may not be on favorable terms. Risks and uncertainties include risks associated with Biosite’s ability to commence and complete clinical trials as currently planned; Biosite’s ability to adequately respond to the FDA’s questions regarding the pending PMA filing for the Triage Stroke Panel in the time permitted; Biosite’s ability to complete the development of a satisfactory Protein C test; Biosite’s ability to obtain regulatory approvals and complete other pre-market activities needed to launch new products as currently planned, including the Triage Stroke Panel, MPO test and panel, the Triage TOX Drug Screen plus MTD Panel and a Protein C test; Biosite’s ability to effectively promote and market acceptance of any new products; the continued growth of the BNP market generally, including the physician office market; and other risks associated with changing market conditions and the effect of competition from companies with greater capital and resources. Biosite also faces risks associated with pending litigation between the company and Roche Diagnostics Corporation and certain of its affiliates (collectively “Roche”), including whether Biosite will be able to successfully assert its claims against Roche, whether Biosite will be able to successfully defend against the claims that Roche is asserting against the Company, as well as whether the litigation will result in a significant diversion of effort by Biosite’s management and scientific personnel and/or the expenditure of funds that exceed the Company’s current estimates. Other risks that should be considered are detailed in the Company’s most recent Annual Report on Form 10-K and other SEC filings. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Copies of the Company’s SEC filings are available from the Investor Relations department or from the Company’s web site.

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Biosite®, Cardio Profiler®, Triage® and New Dimensions in Diagnosis® are registered trademarks of Biosite Incorporated.

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Biosite Incorporated

Unaudited Statements of Income Data - GAAP

(in thousands, except per share data and margins)

	Three months ended March 31,
	2006	2005	% Change

Total revenues:
Product sales	$78,157	$70,496	11%
Contract revenue	1,175	1,350	(13)%
Total revenues	79,332	71,846	10%

Gross margin on product sales	70%	71%

Operating expenses:
Cost of product sales	23,105	20,240	14%
Selling, general and administrative	23,966	18,557	29%
Research and development	13,698	10,768	27%
License and patent disputes	41	209	(80)%
Total operating expenses	60,810	49,774	22%

Operating income	18,522	22,072	(16)%

Operating income as % of total revenue	23%	31%

Interest and other income, net	1,248	59	2015%

Income before provision for income taxes	19,770	22,131	(11)%

Provision for income taxes	(7,213)	(8,339)	(14)%

Net income	$12,557	$13,792	(9)%

Diluted earnings per share	$0.68	$0.76	(11)%

Diluted shares used in calculating per share amounts	18,601	18,226

Share-based compensation expense for stock options and Employee Stock Purchase Plan recorded in accordance with FAS 123R for continuing operations:

Cost of product sales	$222	$—
Selling, general and administrative	4,022	—
Research and development	1,810	—
Subtotal	$6,054	$—
Tax (Benefit)/Provision	(1,639)	—
Total	$4,415	$—

Biosite Incorporated

Unaudited Statements of Income Data - Non-GAAP

(in thousands, except per share data and margins)

NOTE: Non-GAAP results exclude the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation

	Three months ended March 31,
	2006	2005	% Change

Total revenues:
Product sales	$78,157	$70,496	11%
Contract revenue	1,175	1,350	(13)%
Total revenues	79,332	71,846	10%

Gross margin on product sales	71%	71%

Operating expenses:
Cost of product sales	22,883	20,240	13%
Selling, general and administrative	19,944	18,557	7%
Research and development	11,888	10,768	10%
License and patent disputes	41	209	(80)%
Total operating expenses	54,756	49,774	10%

Operating income	24,576	22,072	11%

Operating income as % of total revenue	31%	31%

Interest and other income, net	1,248	59	2015%

Income before provision for income taxes	25,824	22,131	17%

Provision for income taxes	(8,852)	(8,339)	6%

Net income	$16,972	$13,792	23%

Diluted earnings per share	$0.92	$0.76	21%

Diluted shares used in calculating per share amounts	18,493	18,226

Biosite Incorporated

Unaudited Reconciliation of Consolidated Statements of Income Data - Non-GAAP to

Consolidated Statements of Income Data - GAAP

(in thousands, except per share data and margins)

	Three months ended March 31, 2006				Three months ended March 31, 2005
	Non-GAAP	Adjmts		GAAP	Non-GAAP	Adjmts	GAAP

Total revenues:
Product sales	$78,157	$—		$78,157	$70,496	$—	$70,496
Contract revenue	1,175	—		1,175	1,350	—	1,350
Total revenues	79,332	—		79,332	71,846	—	71,846

Gross margin on product sales	71%	(1)%		70%	71%	0%	71%

Operating expenses:
Cost of product sales	22,883	222	(a)	23,105	20,240	—	20,240
Selling, general and administrative	19,944	4,022	(a)	23,966	18,557	—	18,557
Research and development	11,888	1,810	(a)	13,698	10,768	—	10,768
License and patent disputes	41	—		41	209	—	209
Total operating expenses	54,756	6,054		60,810	49,774	—	49,774

Operating income	24,576	(6,054)		18,522	22,072	—	22,072

Operating income as % of total revenue	31%	(8)%		23%	31%	0%	31%

Interest and other income, net	1,248	—		1,248	59	—	59

Income before provision for income taxes	25,824	(6,054)		19,770	22,131	—	22,131

Provision for income taxes	(8,852)	1,639	(a)	(7,213)	(8,339)	—	(8,339)

Net income	$16,972	$(4,415)		$12,557	$13,792	$—	$13,792

Diluted earnings per share	$0.92	$(0.24)		$0.68	$0.76	$—	$0.76

Diluted shares used in calculating per share amounts	18,493	108		18,601	18,226	—	18,226

(a) - Adjustments to exclude from Non-GAAP financial measures the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated

Unaudited Balance Sheet Data - GAAP

(in thousands)

	March 31, 2006	December 31, 2005
	Unaudited
Assets
Cash, cash equivalents & marketable securities	$131,165	$132,412
Accounts receivable	31,070	30,303
Inventories	33,089	32,627
Other current assets	8,173	9,422
Total current assets	203,497	204,764

Property, equipment and leasehold improvements, net	153,304	151,018
Patents and license rights, net	4,422	4,764
Other assets	8,863	7,380
Total assets	$370,086	$367,926

Liabilities and Stockholders’ Equity
Current liabilities	$46,974	$39,104
Long-term liabilities	12,139	13,457
Stockholders’ equity	310,973	315,365
Total liabilities and stockholders’ equity	$370,086	$367,926

Biosite Incorporated

Guidance Data

(in thousands, except per share data, margins and %’s)

The financial guidance provided below is an estimate based on information available as of April 24, 2006. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s actual financial results are stated above in the section entitled “Forward-looking Statements” and in the Company’s filings with the SEC. The Company assumes no obligation to update the guidance set forth below.

	Three months ended June 30, 2006
	Non-GAAP Estimate	Adjustments (a)		GAAP Estimate

BNP product sales	$50,000	—		$50,000
Total product sales	$76,000	—		$76,000

Total revenues	$77,500	—		$77,500

International sales % of total sales	14.5%	—		14.5%

Gross margin on product sales	70.0%	(1.0	)%(b)	69.0%

Operating expenses (excl. Cost of sales) % of Revenue	40.5%	8.5	%(b)	49.0%

Operating income as % of total revenues	29.0%	(9.5	)%(b)	19.5%

Diluted earnings per share	$0.80	$(0.28	)(b)	$0.52

Income tax rate	37.8%	4.0	%(b)	41.8%

Cash flow from operations	$20,000	—		$20,000

	Year ended December 31, 2006
	Non-GAAP Estimate	Adjustments (a)		GAAP Estimate

BNP product sales	$201,000	—		$201,000
Total product sales	$313,000	—		$313,000

Total revenues	$318,000	—		$318,000

International sales % of total sales	14.5%	—		14.5%

Gross margin on product sales	69.5%	(1.0	)%(b)	68.5%

Operating expenses (excl. Cost of sales) % of Revenue	40.0%	8.0	%(b)	48.0%

Operating income as% of total revenues	29.0%	(9.0%	)(b)	20.0%

Diluted earnings per share	$3.34	$(1.04	)(b)	$2.30

Income tax rate	37.0%	3.0	%(b)	40.0%

Cash flow from operations	$85,000	—		$85,000

(a) These adjustments reconcile the Company’s non-GAAP financial guidance to its GAAP financial guidance for the next quarter and full year 2006. See the section entitled “About Non-GAAP Financial Measures” above.

(b) Reflects the estimated non-cash compensation expense attributable to stock-based compensation awards including stock options and employee stock purchase plan shares and their estimated impact on income taxes and diluted shares used in calculating EPS. This amount reflects the total estimated expense from the application of FAS 123R, which the Company adopted in the first quarter of 2006.

Biosite Incorporated

Selected Product Data

(in thousands, except margins and %’s)

Sales by Product:

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006
Triage® Drugs of Abuse Products	$10,283	$11,341	$12,408	$11,018	$11,547
Triage Cardiac Panel	5,985	6,439	7,142	6,629	6,616
Triage BNP Tests	49,771	49,058	43,892	46,893	52,564
Triage Profiler Products	1,946	2,226	2,852	3,465	4,036
Triage D-Dimer Test	131	481	757	1,489	1,417
Triage Parasite Panel	255	283	355	269	286
Triage C. difficile Panel	1,349	1,377	942	988	1,029
Triage Meter	776	693	538	724	625
Triage Stroke Panel (EU)	—	—	2	15	37
Total Product Sales	$70,496	$71,898	$68,888	$71,490	$78,157

International Sales:

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006
International Sales as % of Total Sales	13%	12%	12%	13%	14%
BNP International Sales as % of BNP Total Sales	10%	9%	9%	10%	11%

Margin by Product Type (a), (b):

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006
Triage Drugs of Abuse Product Line	82%	78%	82%	81%	79%
Triage Cardiovascular Product Line (incl. BNP)	72%	69%	69%	70%	71%

(a) These margins do not include all products. The Triage Meter, Triage Micro Product Line and Triage Stroke Panel are not included.

(b) Includes the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006